EXHIBIT "A"

1.	Identity of subsidiary banks of Star Banc Corporation

	a)	Star Bank, N.A.
		425 Walnut Street
		Cincinnati, Ohio  45202

	b)	Star Bank, N.A. Indiana
		P.O. Box 1486
		Richmond, Indiana  47374

	c)	Star Bank, N.A., Kentucky
		P.O. Box 589
		6 East Madison
		Covington, Kentucky 41012

2. Item 4 Ownership

STAR BANC CORPORATION COMMON STOCK
Held by affiliate bank trust departments as of 12/31/94.

                         Total Shares              Sole      Shared      Sole       Shared
                         Beneficially  Percent    Voting     Voting   Investment  Investment
Bank                         Owned     ofClass   Authority  Authority  Authority   Authority
Star Bank, N.A.            1,399,662     4.68      867,643             730,909      315,272
Star Bank, N.A.- Kentucky     78,153     0.26       68,954              52,987            0
Star Bank, N.A.- Indiana     117,722     0.39      113,992              73,428       35,842
Total                      1,595,537     5.33    1,050,589             857,324      351,114